Exhibit 99.1

Sunergy Announces Completion of Financing

October 14, 2008, Scottsdale, Arizona – Sunergy Inc. (OTCBB:SNEY) is pleased to announce that it has completed a private placement financing for gross proceeds of $150,000.  Pursuant to the private placement, Sunergy has issued 600,000 units at a price of $0.25 per unit.  Each unit consists of one restricted share of common stock and one whole share purchase warrant, entitling the holder to acquire an additional share of common stock for $0.25 for a period of twenty four months from closing.

The proceeds from the financing will be used to satisfy outstanding payables and for future acquisitions that Sunergy may identify that would warrant pursuing.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended,  and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, the satisfaction of outstanding payables and any further acquisitions.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact Info:
Joseph B. Guerrero, President
Sunergy Inc.

8711 E. Paraiso Dr. Scottsdale, AZ  85255
Phone: 602.740.1132

scottsdaleinvestments@yahoo.com